                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 11, 2004, except for Note 15, as to which the date is August 6, 2004, relating to the financial statements for the year ended December 31, 2003, which appears in Pride International, Inc.'s Current Report on Form 8-K dated August 10, 2004. We also consent to the references to us under the headings "Experts" and "Independent Registered
Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
August 10, 2004